SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

File by the Registrant     |X|
Filed by a Party other than the Registrant     |_|

Check the appropriate box:
|X| Preliminary Proxy Statement          |_|  Confidential, For Use of the Com-
|_| Definitive Proxy Statement                mission Only (as permitted by Rule
|_| Definitive Additional Materials           14a-6(e)(2))
|_| Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            SMITH-MIDLAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5) Total fee paid:

--------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
         |_| Check box if any part of the fee is offset as  provided by Exchange
             Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount previously paid:
--------------------------------------------------------------------------------
             (2)  Form, Schedule or Registration Statement no.:
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             (3)  Filing Party:
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             (4)  Date Filed:
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

                            SMITH-MIDLAND CORPORATION
                                    Route 28
                             Midland, Virginia 22728


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held on September 17, 1999



TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION (the "Company"), a Delaware corporation, will be held on Friday, September 17, 1999 at 7:00pm at Fauquier Springs Country Club, located at 9236 Tournament Drive, Warrenton, Virginia 20186 for the following purposes:

         1.       To elect five (5) members of the Board of Directors;

         2. To amend the Company's Certificate of Incorporation to affect a one-for-three, one-for-two, three-for-five, two-for-three or three-for-four reverse stock split of the Common Stock of the Company;

         3. To ratify and approve additional financing of the Company through sale of an aggregate of 471,428 shares of Common Stock of the Company to the President of the Company and the Chief Operating Officer of a wholly-owned subsidiary of the Company, at a price of $0.70 per share;

         4. To ratify and approve the engagement of BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 1999, and

         5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any and all adjournments thereof.

         The Board of Directors has fixed the close of business on August 19, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

         We hope that all Stockholders will be able to attend the Annual Meeting in person. In order to assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Securities Transfer, Incorporated, the Company's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your proxy will, at your request, be returned to you and you may vote your shares in person.


                                       By Order of the Board of Directors

                                       /s/ Rodney I. Smith
                                       Rodney I. Smith
                                       President

                                       Midland, Virginia
                                       August 19, 1999

                      (This page intentionally left blank.)

                            SMITH-MIDLAND CORPORATION
                                    Route 28
                             Midland, Virginia 22728


                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                        To be held on September 17, 1999




         The enclosed proxy is solicited by the Board of Directors of SMITH-MIDLAND CORPORATION (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, September 17, 1999 at 7:00 pm at Fauquier Springs Country Club, located at 9236 Tournament Drive, Warrenton, Virginia 20186 and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on August 19, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof. On or about that date, 3,044,798 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The Company has no other outstanding voting securities.

         Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the shares outstanding. Directors will be elected by plurality vote. The proposal to amend the Certificate of Incorporation requires a vote of a majority of votes entitled to be cast at the meeting. Other proposals to be voted upon by the Stockholders of the Company require the votes of a majority of shares of Common Stock present at the Annual Meeting for passage. Abstentions and broker non-votes (the latter of which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to Stockholders, whereas broker non-votes are not counted for purposes of determining whether stockholder approval for a proposal has been obtained.

An Annual Report, containing the Company's audited financial statements for the years ended December 31, 1998 and December 31, 1997, is being mailed to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to Stockholders on or about August 20, 1999.

THE NOMINATED DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN OR MAY BE DEEMED TO CONTROL 702,915 SHARES OF COMMON STOCK, CONSTITUTING APPROXIMATELY 23% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EACH OF THE NOMINATED DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

         Execution of a proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of Directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.



                                 Proposal No. 1

                              ELECTION OF DIRECTORS


         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each Director of the Corporation is elected at the Company's Annual Meeting of Stockholders and serves until his successor is duly elected by the stockholders. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the direction of the Board of Directors.

         Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless on or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.


The Board unanimously recommends that stockholders vote FOR election of the five nominees for Director.

The following table sets forth certain  information  concerning each nominee for election as a Director of the Company:
                                         Director
Name                       Age         Officer Since          Position
----                       ---         -------------          --------
Rodney I. Smith            60              1970               Chief Executive Officer, President
                                                              and Chairman of the Board of
                                                              Directors

Ashley B. Smith            37              1994               Vice President of Sales and
                                                              Marketing and Director

Wesley A. Taylor           51              1994               Vice President of Administration
                                                              and Director

Andrew Kavounis            74              1995               Director


Barry R. Schimel           57              ----               Nominee for Director

Background

         The following is a brief summary of the background of each Director and nominee for Director of the Company:

Rodney I. Smith. Chairman of the Board of Directors, Chief Executive Officer and President. Rodney I. Smith co-founded the Company in 1960 and became its President and Chief Executive Officer in 1965. He has served on the Board of Directors and has been its Chairman since 1970. Mr. Smith is the principal developer and inventor of the Company's proprietary and patented products. Mr. Smith is the past President of the National Precast Concrete Association. Mr. Smith has served on the Board of Trustees of Bridgewater College in Bridgewater, Virginia since 1986.

Ashley B. Smith. Vice President of Sales and Marketing and Director. Ashley B. Smith has served as Vice President of Sales and Marketing of the Company since 1990 and as a Director since December 1994. Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College. Mr. Ashley
B. Smith is the son of Mr. Rodney I. Smith.

Wesley A. Taylor. Vice President of Administration and Director. Wesley A. Taylor has served as Vice President of Administration of the Company since 1989 and as a Director since December 1994, and previously held positions as Controller and Director of Personnel and Administration. Mr. Taylor holds a Bachelor of Arts degree from Northwestern State University.

Andrew Kavounis. Director. Andrew Kavounis has served as a Director of the Company since December 1995. Mr. Kavounis was President of Core Development Co., Inc., a privately held construction and development concern from 1991 until he retired in 1995. From 1989 to 1991, Mr. Kavounis was the Executive Vice President of the Leadership Group, a Maryland based builder and developer. Prior to that time, Mr. Kavounis spent 37 years as an executive at assorted construction and development companies, which included a position as the National Vice President of Ryland Homes, a privately held company, in which capacity he was directly responsible for the construction of 17,000 homes annually, nationwide. Mr. Kavounis received a Bachelor of Science degree in Chemical Engineering from Presbyterian College, a Bachelor of Science degree in Civil and Mechanical Engineering from Wofford College, and a Master's degree in Business Administration from the University of South Carolina.

Barry R. Schimel, CPA, Nominee for Director. Barry R. Schimel, is a nominee for Director of the Company. Mr. Schimel is a co-founder of The Profit Advisors, Inc., a financial consulting firm and licensor of financial consulting services, and has been its President since 1992. Mr. Schimel was also an accountant and consultant with the firm of Friedman & Fuller from 1992 through September 1996. Mr. Schimel is a Director of the not-for-profit National Parks Trust and Past President of the Association of Practicing CPAs. He holds a Bachelor of Science Degree in Accounting from the University of Maryland and is a Certified Public Accountant licensed in the state of Maryland and the District of Columbia.

       GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND OFFICERS

Meetings and Committees of the Board of Directors

         The Board of Directors has both an Audit Committee and a Compensation Committee. Andrew Kavounis, and Wesley A. Taylor are the members of the Audit Committee and it is contemplated that Barry R. Schimel will be elected as a member following his election as a Director. The purposes of the Audit Committee are to: (i) review the Company's financial results and recommend the selection of the Company's independent auditors; (ii) review the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; and (iii) review the scope of independent audit coverage, the fees charged by the independent auditors, any transactions which may involve a potential conflict of interest and internal control systems. The Audit Committee did not meet during 1998, rather, these matters were addressed by the Board of Directors as a whole.

         The  Compensation  Committee  consists of Andrew Kavounis and Wesley A.
Taylor. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Company's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and directors of the Company, including, but not limited to, the grant of options to purchase the Common Stock pursuant to the Company's 1994 Stock Option Plan or other plans which may be established. The Compensation Committee did not meet during 1998; rather, these matters were addressed by the Board of Directors as a whole.

         The Company does not have a standing nominating committee or a committee performing similar functions.

         The Board of Directors formally met three times during 1998 and also met informally on a number of occasions, voting on corporate actions by written consent. All of the Company's current directors attended all of the meetings of the Board of Directors either in person or by telephone.

         With the exception of Rodney I. Smith and Ashley Smith, who are father and son, respectively, no Director or executive officer of the Company is related by blood, marriage, or adoption to any of the Company's other Directors or executive officers.

Compensation of Directors

         All non-employee Directors receive $500 per meeting as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties. All employee Directors, except Rodney I Smith, receive $250 per meeting as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties. Rodney I. Smith receives no compensation as a Director, but is reimbursed for expenses incurred in connection with the performance of his duties as a Director.

Compensation of Executive Officers

         The following table sets forth the compensation paid by the Company for services rendered for the last three completed fiscal years to the executive officers of the Company and its subsidiaries whose cash compensation exceeded $100,000 during 1998:

                                       Annual Compensation                          Long Term Compensation
                                                                                Awards                 Payouts

           (a)                (b)        (c)         (d)        (e)         (f)         (g)        (h)         (i)
-------------------------- ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------
                                                                                     Securities
                                                               Other                  Under-                   All
        Name and                                               Annual    Restricted    lying                  Other
        Principal                                             Compen-      Stock     Options/      LTIP      Compen-
        Position             Year       Salary      Bonus      sation      Awards      SARs      Payouts     sation
                                          $           $          $           $          (#)         $           $
-------------------------- ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------
     Rodney I. Smith         1998      175,000     54,500        -           -        20,000        -           -
    President, Chief         1997      170,503     81,500        -           -           -          -           -
    Executive Officer        1996      175,000        -          -           -           -          -           -
   and Chairman of the
         Board.

   Thomas J. Deserable       1998       45,867        -      65,508 (1)      -         2,000        -           -
 Former Chief Operating      1997         -           -          -           -           -          -           -
 Officer, Smith-Midland      1996         -           -          -           -           -          -           -
 Corporation (Virginia)
     through 3/16/99


(1)  Mr.  Deserable  received  $65,508 in  consulting  fees prior to  commencing
     employment  as  Chief  Operating   Officer  of  Smith-Midland   Corporation
     (Virginia), the primary subsidiary of the Company.

Option Grants in Last Fiscal Year

         The following table  summarizes  option grants during 1998 to the named executive officers:
                                      Number of                 % of Total
                                       Securities                 Options
                                      Underlying                Granted to            Exercise
                                        Options               Employees in             or Base     Expiration
         Name                         Granted (#)               Fiscal Year         Price  ($/Sh)     Date
         ----                       ----------------          ----------------      ------------- -------------
Rodney I. Smith...........               20,000                   32.27%                1.00         7/31/06
Thomas J. Deserable.......                2,000                    3.23%                1.00         7/31/06

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
                                                                 Number of Shares                         Value of Unexercised
                         Shares                            Underlying Unexercised Options                 In-the-Money Options
                        Acquired           Value                at Fiscal Year End (#)                  at Fiscal Year-End ($)(1)
                       on Exercise        Realized        --------------------------------          ------------------------------
    Name                   (#)              ($)           Exercisable        Unexercisable          Exercisable      Unexercisable
-------------          -----------      ----------        -----------        -------------          -----------      -------------

Rodney I. Smith......       0                0                 0                 20,000                   0                0
Thomas J. Deserable..       0                0                 0                  2,000                   0                0

--------

(1) Value is based on the closing sales price of the Company's Common Stock on December 31,1998 ($1.00), the last trading day of 1998, less the option exercise price ($1.00).

Employment Agreement

         The Company has entered into an employment agreement with Mr. Rodney I. Smith, which provides for an annual base salary of $175,000. The present term of the agreement continues until December 31, 1999, and is thereafter automatically renewed for successive one year periods unless Mr. Smith or the Company gives the other party three months prior written notice of non-renewal. Bonuses and salary increases may be granted by the Compensation Committee of the Board of Directors, as it so determines from time to time. Mr. Smith has voluntarily reduced his annual base salary by 22.5% to $135,625 temporarily, effective March 8, 1999. Mr. Smith also is entitled to receive benefits offered to the Company's employees generally. If terminated without cause, Mr. Smith is entitled to receive as severance pay an amount equal to twenty-four (24) months of his base salary, less taxes, other required withholdings and any amounts owed to the Company, payable in accordance with the Company's standard payroll procedures. In addition, the employment agreement precludes Mr. Smith from competing with the Company during his employment and for at least one year thereafter, and from disclosing confidential information. The Company is the owner of and the beneficiary of three key person life insurance policies on Mr. Smith totaling $1,400,000, of which $1,000,000 is assigned to the Company's bank.

Certain Relationships and Related Transactions

The Company currently leases approximately three and one half acres of its Midland Virginia property from Mr. Rodney I. Smith, the Company's President and a major stockholder, as additional storage space for the Company's and some customers' finished products. The lease provides for a term that automatically renews on December 31 of each year unless otherwise canceled by either party. The lease provides for an annual rent of $6,000.

At December 31, 1998, the Company owned an unsecured note for approximately $624,387 receivable from Mr. Rodney I. Smith, with a seven year term accruing interest at a rate of 6% per annum. During 1996, $102,300 of the note was reduced for the Company's purchase of 40,920 Common Shares from Mr. Smith. On December 31, 1997, the terms of the note were changed to call for annual payments of $45,948 beginning on December 31, 1998 and continuing through maturity on December 31, 2002. Total interest income on this note was approximately $37,600 and $39,500 for the years ended December 31, 1998 and 1997, respectively.

The Company believes that the above arrangements are on terms at least as favorable as could be attained from unaffiliated parties. All future transactions or loans between the Company and its officers, directors, or five percent shareholders will be on terms no less favorable than could be obtained from independent third parties.

                                         BENEFICIAL OWNERSHIP OF COMMON STOCK

         The  following  table  sets  forth,  as  of  July  30,  1999,   certain
information  concerning  ownership  of the  Company's  Common  Stock by (i) each person known by the Company to own of record or be the beneficial  owner of more than five percent (5%) of the Company's Common Stock, (ii) each of the Company's
Directors and Director nominee,  and (iii) all Directors and Executive  Officers as a group. Except as otherwise indicated,  the Stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.
Name and Address of                          Number of Shares                   Percentage
Beneficial Owner(1)                        Beneficially Owned(2)                 of Class
-------------------                        ---------------------                 --------
Rodney I. Smith (3)(4)(5)(6)                     620,131                           20.32

Ashley B. Smith (3)(4)(7)                         94,717                            3.11

Wesley A. Taylor (8)                               7,450                              *

Andrew Kavounis (9)                                2,000                              *

Barry R.Schimel                                      -0-                            0.00

All directors and executive officers as a
group (6 persons)(2)(3)(4)(5)(6)(7)(8)(9)        726,964                           23.67
----------------------------------
 * Less than 1%

(1) The address for each of Messrs. Rodney I. Smith, Ashley B. Smith, Taylor, and Kavounis, is c/o Smith-Midland Corporation, P. O. Box 300, 5119 Catlett Road, Midland, VA 22728.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Rodney I. Smith and Ashley B. Smith are father and son, respectively. Each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership of the other's shares of Common Stock.

(4) Does not include an aggregate of 98,958 shares of Common Stock held by Jeremy Smith, Matthew Smith, and Roderick Smith, sons of Rodney I. Smith, and brothers of Ashley B. Smith, and 112,713 shares held by Merry Robin Bachetti, sister of Rodney I. Smith and aunt of Ashley B. Smith, for which each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership.

(5) Includes the 100,000 shares of Common Stock that have been deposited into an irrevocable trust (the "Trust") for the benefit of Hazel Smith, the income beneficiary of the Trust and former wife of Rodney I. Smith, and mother of Mr. Smith's children. Mr. Smith is the trustee of the Trust and, as such, may vote the shares as he deems fit. Includes options to purchase 6,833 shares of Common Stock of the Company exercisable at $1.00 per share.

(6) Does not include 142,857 shares of Common Stock as to which Mr. Smith has subscribed as described herein under Proposal No. 3.

(7) Includes options to purchase 8,250 shares of Common Stock of the Company exercisable at $1.00 per share.

(8) Includes options to purchase 7,450 shares of Common Stock of the Company exercisable at $1.00 per share.

(9) Includes options to purchase 2,000 shares of Common Stock of the Company exercisable at $1.00 per share.


Compliance with Section 16(A)

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership on Form 3 and reports of changes in
ownership  on  Form  4  with  the  Securities  and  Exchange   Commission   (the
"Commission") and any national securities exchange on which the Company's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten per cent (10%) beneficial owners were satisfied, except for the Form 3 and Form 4 filings due for the following transactions, which filings are currently being prepared:


         Form 4 for Andrew Kavounis for the Nov. 5, 1997 grant of non-qualified stock options,
         Form 4 for Bernard Patriacca for the Nov. 5, 1997 grant of non-qualified stock options,
         Form 4 for Rodney I. Smith for the July 31, 1998 grant of non-qualified stock options,
         Form 4 for Rodney I. Smith for the August 4, 1998 grant of non-qualified stock options,
         Form 4 for Ashley Smith for the November 5, 1997 grant of incentive stock options,
         Form 4 for Ashley Smith for the August 4, 1998 grant of incentive stock options,
         Form 4 for Wesley A. Taylor for the November 5, 1997 grant of incentive stock options,
         Form 4 for Wesley A. Taylor for the August 4, 1998 grant of incentive stock options,
         Form 3 for Thomas J. Deserable due upon appointment as Chief Operating Officer of Smith-Midland Virginia and for the August 4, 1998 grant of incentive stock options.

               BACKGROUND INFORMATION REGARDING PROPOSALS 2 AND 3


         The Company's Common Stock has traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "SMID" and on the Boston Stock Exchange ("BSE") under the symbol "SMC" since December 13, 1995. As of July 23, 1999, there were approximately 52 record holders of the Company's Common Stock. Management believes there are approximately 500 beneficial owners of the Company's Common Stock.

         The Company has been notified by NASDAQ that its securities are currently being reviewed for compliance with the Nasdaq SmallCap Market eligibility requirements. As of July 31, 1999, the Company was not in compliance with all current applicable requirements and the Company believes that it will have difficulty meeting all the current requirements. In particular, the minimum per share bid price ($1) requirement and the net tangible asset requirement (minimum of $2,000,000) are not currently being met.

         The Company has been in a precarious financial position since it began incurring losses on the Bradley Hall building renovation project at the Newark, New Jersey campus of Rutgers University during the fourth quarter of 1998 and has been seeking to raise capital for several months.. Proposals No. 2 and No. 3 are being submitted to the stockholders of the Company for approval because the Company believes that implementation of these proposals will strengthen the Company financially and help the Company to meet the Nasdaq SmallCap Market eligibility requirements, although there can be no assurances in this regard. Proposal No. 2 is an amendment to the Company's certificate of incorporation to effect a Reverse Stock Split. Proposal No. 3 seeks Stockholder approval for Stock Subscription Agreements which would authorize sale of Common Stock to the Company's President and to the Chief Operating Officer of the primary operating subsidiary of the Company at a price of $0.70 per share. The Company believes that the higher share price which may result from the Reverse Stock Split and the sale of Common Stock to Officers of the Company and its subsidiary will help to generate interest in the Company among investors, help to strengthen the Company financially, and thereby facilitate future financings. In addition, the Company anticipates that the Reverse Stock Split, the sale of Common Stock to Officers of the Company and its subsidiary and other contemplated financings will enable the Company to maintain the listing of the Common Stock on the Nasdaq SmallCap Stock Market, although there can be no assurances in this regard.


                                 Proposal No. 2

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                        TO EFFECT THE REVERSE STOCK SPLIT


Reason for Submission to Stockholders

         This Proposal is being submitted to stockholders to satisfy the requirements of the Delaware General Corporation Law.

Reasons for the Reverse Stock Split

         The principal reasons to effectuate the Reverse Stock Split are to increase the number of authorized but unissued shares of Common Stock, to reduce the number of shares of Common Stock that are outstanding, and to increase the price per share of the Common Stock.

         The Company currently is authorized to issue 8,000,000 shares of Common Stock, of which 3,044,798 shares of Common Stock are issued and outstanding. There also are outstanding options and warrants to purchase 2,065,718 shares of Common Stock. In accordance with Stock Subscription Agreements, the Company is required to issue an additional 471,428 shares of Common Stock, subject to stockholder approval.

         The Company contemplates that the Reverse Stock Split will be a minimum of three-for-four (with the final determination to be based upon the price of the Common Stock at the time of the Reverse Stock Split). After a three-for-four Reverse Stock Split, there would be outstanding approximately 2,283,600 shares of Common Stock, and options and warrants to purchase 1,549,290 shares of Common Stock for an aggregate of approximately 3,832,890 shares of Common Stock issued and outstanding or required to be reserved for issuance. Total shares of Common Stock authorized for issuance would remain at 8,000,000.

         The Company also believes that the higher share price which may result from the Reverse Stock Split will help to generate interest in the Company among investors, thereby facilitating future financings. In addition, the Company anticipates, but there can be no assurance, that the Reverse Stock Split will enable the Common Stock to maintain its listing on the NASDAQ Stock Market, for which a minimum $1.00 bid price is required. There can be no assurance, however, that a higher share price will have such effect or that any financings will be consummated in the future. The Company reserves the right not to effectuate the reverse stock split, even if approved by the Stockholders.


Fractional Shares

         No fractional shares of Common Stock or scrip representing fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole share of Common Stock.


Effects of the Reverse Stock Split

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common stock shall be reduced by the ratio of either three-for-four, two-for-three, three-for-five, one-for-two, or one-for-three, so that each such stockholder will thereafter own one share of Common Stock for every 1 1/3, 1 1/2, 1 2/3, 2 or 3 shares of Common stock he or she owned immediately prior to the Reverse Stock Split.

         It is contemplated that the Reverse Stock Split will be a minimum of three-for-four (with the final determination to be based upon the price of the Common Stock at the time of the Reverse Stock Split). Assuming a one-for-two Reverse Stock Split, the principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 3,044,798 shares to approximately 1,522,400 shares, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options and warrants, one half of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares included in the Company's 1994 Stock Option Plan will be reduced to one half of the number of shares currently included in such Stock Option Plan. The Reverse Stock Split will not alter the percentage ownership interest in the Company of any stockholder, except to the extent that the Reverse Stock Split results in a stockholder of the Company owning a fractional share (see "Reverse Stock Split - Fractional Shares"). Voting and other rights accompanying the Common Stock will not be altered.

         Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.01 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one half of its present amount (assuming a one-for-two Reverse Stock Split), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.


Exchange of Shares

         The Reverse Stock Split, if necessary, will be effective at the close of business on the date of filing of the appropriate certificate of amendment to the Charter with the Secretary of State of Delaware, unless the Company specifies otherwise. The record date for the Reverse Stock Split will be the effective date of the amendment to the Charter (the "Record Date"). On or about the Record Date, notice of the Reverse Stock Split (the "Split Notice") will be mailed to each stockholder of record at the most recent address of such stockholder appearing on the Company's records. The Split Notice shall be accompanied by a Letter of Transmittal and shall request that each stockholder surrender his or her existing stock certificate(s) (the "Old Certificate") evidencing ownership of the pre-Reverse Stock Split Common Stock (the "Old Common Stock"), together with the Letter of Transmittal, to American Securities Transfer and Trust Company to be exchanged for a new stock certificate(s) evidencing ownership of the number of shares of Common Stock resulting from the Reverse Stock Split (the "New Common Stock"). From and after the Record Date, all Old Certificates will be deemed to represent only that number of shares of New Common Stock resulting from the Reverse Stock Split.


Federal Income Tax Consequences

         The Company believes that the federal income tax consequences of the Reverse Stock Split will be as follows:

         (i) Except as explained in (v) below, no income gain or loss will be recognized by stockholders on the surrender of their Old Common Stock or the receipt of their New Common Stock.

         (ii) Except as explained in (v) below, the tax basis of the New Common Stock will equal the tax basis of the Old Common Stock exchanged therefor.

         (iii) Except as explained in (v) below, the holding period of the New Common Stock will include the holding period of the Old Common Stock if such shares were held as capital assets.

         (iv) The conversion of the Old Common Stock into the New Common Stock will produce no taxable income or gain or loss to the Company.

         (v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The foregoing summary represents the Company's opinion only and is based on the existing provisions of the Internal Revenue Code of 1986, as amended, and existing administrative interpretations thereof, any of which may be revised retroactively. The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he/she resides. Stockholders are urged to consult their own tax advisors with respect to the federal, state, and local tax consequences of the Reverse Stock Split.


No Right of Appraisal

         Under the Delaware General Corporation Law, dissenting stockholders are not entitled to appraisal rights with respect to the Company's proposed amendment to the Charter to effect the Reverse Stock Split, and the Company will not provide stockholders with any such right.


Voting Requirement

         Approval of the Proposal for the Reverse Stock Split requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Meeting.

         The Board of Directors recommends that the stockholders vote FOR the proposed amendment to the Charter to effect the Reverse Stock Split.


                                 Proposal No. 3

              PROPOSAL TO RATIFY STOCK SUBSCRIPTION AGREEMENTS FOR
        SALE OF COMMON STOCK TO OFFICERS OF THE COMPANY AND A SUBSIDIARY


         The Company has been in precarious financial condition since it began to incur significant losses on the Bradley Hall renovation project at Rutgers University during the fourth quarter of 1998 and has been seeking to raise additional capital since the beginning of 1999. In connection with the Company's efforts to raise additional capital, the Company entered into Stock Subscription Agreements with the President of the Company and the Chief Operating Officer of the primary operating subsidiary of the Company, Smith-Midland Corporation (a Virginia corporation), to purchase a total of 471,428 shares at a price of $0.70 per share. Mr. Rodney I. Smith, President of the Company, has agreed to purchase 142,857 shares and Mr. Guy M. Schuch, Chief Operating Officer of Smith-Midland Corporation (a Virginia corporation), has agreed to purchase 328,571 shares. The aggregate investment of $330,000 will provide working capital to the Company and assist the Company in its efforts to comply with NASDAQ's $2 million net tangible asset requirement.

         Without giving effect to this transaction, Messrs. Smith and Schuch beneficially own 20.3 % and 0.0 % of the Common Stock of the Company, respectively. After giving effect to this transaction, Mssrs. Smith and Schuch will beneficially own 21.66 % and 9.3 % of the Common Stock of the Company, respectively.

         In addition to supplying much needed additional capital, the Company believes that the aggregate investment in the Company of approximately $330,000 by these senior officers of the Company and its subsidiary will be viewed favorably by investment bankers and other potential investors in the Company and will assist the Company in its efforts to raise additional capital.

         The Company and Messrs. Smith and Schuch have agreed that the consummation of the sale of Common Stock under the Subscription Agreements is subject both to Stockholder Approval of the Agreements and the Company maintaining its NASDAQ listing.

         The Board of Directors recommends that the stockholders vote FOR approval of the Stock Subscription Agreements for sale of an aggregate of 471,428 shares of Common Stock to the President of the Company and the Chief Operating Officer of a wholly owned subsidiary.



                                 Proposal No. 4

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS


         The persons named in the enclosed proxy will vote to ratify the selection of BDO Seidman LLP as independent auditors for the year ending December 31, 1999 unless otherwise directed by the Stockholders. A representative of BDO Seidman LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from Stockholders if he or she so desires.

         The Board of Directors recommends that stockholders vote FOR approval of BDO Seidman LLP as Independent Public Accountant.



                                VOTING AT MEETING

         The Board of Directors has fixed August 19, 1999 as the record date for the determination of Stockholders entitled to vote at this meeting. On or about that date, 3,044,798 shares of Common Stock were outstanding and entitled to vote.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners.


                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting, the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).


                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 2000 Annual Meeting, Stockholders' proposed resolutions must be received by the Corporation no later than April 24, 2000. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.


                                  MISCELLANEOUS

         The management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons names in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                     By Order of the Board of Directors

                                     /s/ Rodney I. Smith
                                     Rodney I. Smith
                                     President


                                     Midland, Virginia
                                     August 19, 1999


THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            SMITH-MIDLAND CORPORATION
                            PROXY FOR ANNUAL MEETING
                        TO BE HELD ON SEPTEMBER 17, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Rodney I. Smith and Wesley A. Taylor with full power of substitution to vote for and on behalf of the undersigned at the undersigned at the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION, to be held at the Fauquier Springs Country Club located at 9236 Tournament Drive, Warrenton, Virginia 22186, on Friday, September 17, 1999 at 7:00 pm, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Company upon and with respect to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Rodney I. Smith and Wesley A. Taylor to vote in accordance with their judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

          If no direction is made, this Proxy will be voted FOR election of Directors and FOR proposals 2, 3 and 4.

(1) Proposal to elect five (5) members of the      |_| FOR all nominees listed      |_| WITHHOLD AUTHORITY
    Board of Directors of the Company.                 below (except as marked          to vote for all
                                                       to the contrary below)           nominees listed below

 INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee's name from the list below.

            Rodney I. Smith, Ashley B. Smith, Wesley A. Taylor, Andrew Kavounis, Barry R. Schimel

(2) |_| FOR     |_|  AGAINST      |_|  ABSTAIN      Proposal    to   amend   the
Certificate of Incorporation to effect a reverse stock split.

(3) |_| FOR     |_|  AGAINST      |_|  ABSTAIN      Proposal  to  ratify   stock
subscription agreements for sale of Common Stock to officers of the company and a subsidiary.

(4) |_| FOR     |_|  AGAINST      |_|  ABSTAIN      Proposal   to   ratify   and
approve the selection of BDO Seidman, LLP as the independent accountants of the Company for the year ending December 31, 1999.

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 and 4.
(5) In their discretion to transact such other business as may properly come before the meeting or any adjournment of adjournments thereof. The shares represented by this proxy will be voted for and in favor of the items set forth above unless a contrary specification is made.

                                                                       Dated    ____________________________________
Please mark, date, sign and return the proxy card promptly
using the enclosed envelope. Sign exactly as your name                 _____________________________________________
appears hereon.                                                        Signature
NOTE: When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or          _____________________________________________
guardian, please give full title as such.  If the person named on      Signature, if held jointly
the stock certificate is deceased, please submit evidence of your
authority.  If a corporation, sign in full corporate name by an        _____________________________________________
authorized officer and indicate the office held.  If a partnership,    Printed Name
please sign in the partnership name by authorized person.
                                                                       _____________________________________________
                                                                       Current Address